Exhibit 10.2a

AGREEMENT

AGREEMENT dated this 9th day of February 2006, by and between SOMEBOX, Inc. (hereinafter “SOMEBOX”), a Delaware Corporation, with offices located at54 Ludlow Street, 4th Floor, New York, New York 10022, Jeremy Seitz, President of SOMEBOX and Gary B. Wolff, P.C., counsel to SOMEBOX, with offices located at 805 Third Avenue, New York, New York.

WHEREAS, SOMEBOX is about to file a Registration Statement with the United States Securities and Exchange Commission (hereinafter the “SEC”) on Form SB-2 which Registration Statement indicates in Part II, Item 25, offering expenses totaling Sixty Five Thousand ($65,000) Dollars of which Fifty Thousand ($50,000) Dollars are indicated as legal fees and expenses; and

WHEREAS, SOMEBOX has agreed to pay all such costs as and when necessary and required, or to otherwise accrue such costs on its books and records until it is able to pay the full amount due, either from revenues or loans from its President.

NOW, THEREFORE, it is herewith agreed as follows:  Absent sufficient revenues to pay these amounts within three (3) months of the date of the SOMEBOX prospectus, SOMEBOX’s President agrees to loan SOMEBOX the funds to cover the balance of outstanding professional and related fees relating to SOMEBOX’s prospectus.  If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when SOMEBOX has the financial resources to do so.  Gary B. Wolff, P.C., SOMEBOX’s counsel, by signing this Agreement, agrees in full to defer his legal fee in the manner set forth in this Agreement.

The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement, in the subheading entitled “Liquidity” as found in the Management’s Discussion and Analysis or Plan of Operation section.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 9th day of February 2006.

SOMEBOX, INC.

/s/ Jeremy Seitz

By: ________________________________

Jeremy Seitz, President

/s/ Jeremy Seitz

By: _________________________________

Jeremy Seitz, Individually

GARY B. WOLFF, P.C.

/s/ Gary B. Wolff

By:_________________________________

Gary B. Wolff, President

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